Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of Vertex, Inc. on Form S-1 of our report dated March 27, 2020 on the consolidated financial statements of Vertex, Inc. and to the reference to us under the heading “Experts” in the prospectus.

/s/ Crowe LLP
Crowe LLP

New York, New York

July 2, 2020